Exhibit J

Consent of Independent Auditors

Deloitte & Touche LLP

CONSENT OF INDEPENDENT AUDITORS

The American Gas Index Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement Nos. 33-25678 and 811-5702 of our report dated April 25, 2000 appearing in the Annual Report of American Gas Index Fund, Inc. for the year ended March 31, 2000, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

July 25, 2000